UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2017 (April 14, 2017)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 Fourteenth Street, Suite A-2, A-4, A-6, Ramona, CA	92065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 14, 2017, Earl Kornbrekke, a director of the registrant resigned.

Mr. Kornbrekke did not have any disagreements with the registrant on any matter relating to the registrant’s operations, policies, or practices.

On April 14, 2017, David G. Carlile, 61, was appointed a director of the registrant.

Mr. Carlile owns 136,008 shares of the registrant’s common stock, and a warrant to purchase up to 2,500 shares of registrant’s common stock at a per share price of $1.60, and has been a significant independent shareholder of registrant for over 17 years. For over 34 years Mr. Carlile has served in Senior Management positions in the coal industry; he has been the President of Carlile Enterprises, Inc. for over 17 years. He received his BSc. in Mining Geology from the Imperial College, University of London in 1977. He also received a Masters Degree in in Mining Engineering from the University of Arizona in 1979.  As with all directors Mr. Carlile will be paid a director meeting fee of $2,000 for each meeting he attends.  On February 13, 2017 Mr. Carlile became a designee and redeemed and immediately exercised 100,000 Series D warrants for 100,000 shares of registrant common stock at $1.70 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date: April 14, 2017

By: /s/     Chet Billingsley

Chet Billingsley, Chairman

and Chief Executive Officer